Exhibit 10.41

      Amendment No. 2 dated as of February 8, 1996 among Triton Colombia, Inc. ("Borrower"), Triton Energy Corporation ("Guarantor"), Nationsbank, N.A. (Carolinas) ("Lender") and the Export-Import Bank of the United States, an agency of the United States of America ("Eximbank").

       WHEREAS, the Lender, Guarantor and Borrower have notified Eximbank that they wish to amend the credit agreement among the Lender, Guarantor, Borrower and Eximbank dated as of November 21, 1995 ("Credit Agreement") to extend the Guaranteed Loan Final Disbursement Date and the Eligibility Date;

        WHEREAS, Eximbank agrees to the extension of the Guaranteed Loan Final Disbursement Date and Shipment Eligibility Date;

          THEREFORE, in consideration of the premises and the noted agreement contained herein, and for the other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Capitalized Terms.
All Capitalized terms shall have the meaning set forth in the Credit.

Section 2.  Amendment to the Credit.
Subject to, and effective upon the occurrence of the execution date of Amendment No. 2, each party hereto agrees that the Credit shall be amended as follows:

(a) The third line of Section 2.01 shall be deleted and replaced with the following "Borrower to finance: the Finance Portion of the cost incurred on or after January 1, 1993 by the".

(b) The third and fourth lines of Section 2.02 shall be deleted and replaced with the following, "and including the Final Disbursement Date. Final Disbursement Date shall mean either March 30, 1996 or, if earlier, the date on which the Credit is canceled by either (i) the Borrower in accordance".

Section 3.  Conditions to Effectiveness.
The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon the satisfaction of the following condition to effectiveness:

         Amendment No. 2. Eximbank shall have received this Amendment, duly executed and delivered by all parties.

Section 4. Documents Otherwise Unchanged. Credit Agreement. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be identified and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7. Governing Law. This Amendment shall be deemed to be a contract made under the law of the State of New York, United States of America, applicable to contracts entered into and to be performed entirely within such State, and for all Purposes shall be governed by and construed in accordance with the law of such State.


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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

TRITON COLOMBIA, INC.

By:             /s/ Robert B. Holland, III
               (Signature)

Name:                  Robert B. Holland, III
               (Print)

Title:                  Vice President
               (Print)

TRITON ENERGY CORPORATION

By:             /s/ Robert B. Holland, III
               (Signature)

Name:                  Robert B. Holland, III
               (Print)

Title:                  Senior Vice President
               (Print)

NATIONSBANK, N.A. (CAROLINAS)


By:             /s/ Kathleen M. Gibson
          Kathleen M. Gibson
     Senior Vice President

EXPORT-IMPORT BANK OF THE UNITED STATES


 By:
               (Signature)

Name:
               (Print)

Title:
               (Print)

Eximbank Guarantee No. AP065758XX-Colombia